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Lowe's Board of Directors

William A. Andres
      Director since 1986, age 67. Chairman of Committee of Outside Directors, Member of
      Audit Committee and Compensation/Employee Stock Option Committee of the
      Company. Previously Chairman of the Board (1976 1983), Chairman of Executive
      Committee (1983 1985) of Dayton Hudson Corporation (Retail Chain), Minneapolis,
      Minn. (Mr. Andres retired in September, 1985.) Other directorships: Jostens, Inc.,
      Minneapolis, Minn., since 1985; Scott Paper Company, Philadelphia, Penn., since 1983:
      Multifoods, Inc., Minneapolis, Minn., since 1978; Hannaford Bros., Scarborough, Me., since 1986.

John M. Belk
      Director since 1986, age 74. Member of Audit Committee. Compensation/Employee
      Stock Option Committee and Committee of Outside Directors of the Company. Chairman
      of the Board, Belk Stores Services, Inc. (Retail Department Stores), Charlotte, N..C.,
      since 1980. Other directorships: Coca Cola Bottling Company Consolidated, Charlotte,
      N.C., since 1972; Chaparral Steel, Midlothian, Tex., since 1987.

Gordon E. Cadwgan
      Director since 1961, age 80. Chairman of Audit Committee, Member of
      Compensation/Employee Stock Option Committee, Executive Committee and Committee
      of Outside Directors of the Company. Trustee and Financial Consultant, affiliated with
      Tucker Anthony, Inc., Boston, Mass., since 1979. Other directorships: Third Century
      Fund, Inc., Providence, R.I., since 1981.

Leonard G. Herring
      Director since 1956, age 66. President and Chief Executive Officer since 1978, Chairman of Non Employee Directors' Stock Option Committee, Member of Executive Committee
      and Govemment/Legal Affairs Committee of the Company. Other directorships: First
      Union Corporation, Charlotte, N.C., since 1986.

Petro Kulynych
      Director since 1952, age 72. Member of Audit Committee, Executive Committee and
      Government/Legal Affairs Committee of the Company, having previously served as
      Managing Director (1978 1983). (Mr. Kulynych retired in December, 1983.) Other directorships: Local Board. Wachovia Bank of North Carolina. N.A., North Wilkesboro,
      N.C., since 1988: Carolina Motor Club. Inc.


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Russell B. Long
      Director since 1987, age 75. Chairman of Government/Legal Affairs Committee, Member
      of Compensation/Employee Stock Option Committee and Committee of Outside
      Directors of the Company. Partner, Long Law Firm (Attorneys at Law), Washington,
      D.C., since 1988. Other directorships: Catalyst Vidalia Corp. Vidalia, La., since 1989;
      The New York Stock Exchange, Inc., New York, N.Y., since 1987. Other: United States
      Senator 1948 1987; Member, Senate Finance Committee 1952 1987 (Chairman
      1965 1981).

Robert G. Schwartz
      Director since 1973, age 66. Chairman of Compensation/Employee Stock Option
      Committee, Member of Audit Committee and Committee of Outside Directors of the
      Company. Director of Metropolitan Life Insurance Company, New York, N.Y., since






      1980. having previously served as Chairman of the Board (1983 1993), President and
      Chief Executive Officer (1989 1993) of that company. (Mr. Schwartz, retired in March,
      1993.) Other directorships: Potlatch Corporation, San Francisco, Calif., since 1973;
      Comsat Corporation, Washington, D.C., since 1986; Mobil Corporation, New York,
      N.Y., since 1987; The Readers Digest Association, Inc., Pleasantville, N.Y., since 1989;
      Consolidated Edison Company of New York, New York, N.Y., since 1989; CS First
      Boston, Inc., New York, N.Y., since 1989; Lone Star Industries, Inc., Stanford, Conn., since 1994.

Jack C. Shewmaker
      Director since 1985, age 56. Member of Compensation/Employee Stock Option
      Committee, Executive Committee and Committee of Outside Directors of the Company.
      Director of Wal Mart Stores, Inc. (Discount Retail Chain), Bentonville, Ark., since 1977 having previously served as Vice Chairman of the Board (1984 1988) President and
      Chief Operating Officer (1978 1984) of that company . (Mr. Shewmaker retired in
      February, 1988.) Other directorships: Vons Companies, Inc., El Monte, Calif., since
      1988

Robert L. Strickland
      Director since 1961, age 63. Chairman of the Board since 1978, Chairman of Executive
      Committee, Member of Government/ Legal Affairs Committee and Non Employee
      Directors' Stock Option Committee of the Company. Other directorships: Summit
      Communications, Atlanta. Ga., since 1987: T. Rowe Price Associates, Inc., Baltimore,
      Md., since 1991.

Board of Directors Nominee

Carol Farmer
      Age 49. President of Carol Farmer Associates, Inc. (Trend Forecasting and Consulting)
      Boca Raton, Fla., since 1985
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